                           SCHEDULE 14A INFORMATION


Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Garan, Incorporated
     -----------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                    Registrant
     ------------------------------------------------------------------------
                    (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to
    Exchange Act Rule 14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

-----------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:

-----------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

-----------------------------------------------------------------------------
4) Proposed maximum aggregate value of transaction:

-----------------------------------------------------------------------------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

------------------------------------------------------------------------------
2) Form, Schedule or Registration No.:

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3) Filing Party:

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4) Date Filed:

------------------------------------------------------------------------------

                                     [LOGO]
                                         , INCORPORATED

                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON MARCH 8, 1996
                            ------------------------

    PLEASE TAKE NOTICE that the Annual Meeting of Shareholders of GARAN, INCORPORATED, a Virginia corporation, will be held on March 8, 1996, at 2 o'clock p.m., at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, for the following purposes:

    1. To elect three directors to the Board of Directors for a term of three years each;

    2. To ratify the selection of Robbins, Greene, Horowitz, Lester & Co., LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1996; and

    3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on January 18, 1996, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only shareholders of record as of that date will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors,

                                                      MARVIN S. ROBINSON
                                                                SECRETARY

New York, New York
January 26, 1996

    PLEASE SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING SO THAT YOUR SHARES WILL BE REPRESENTED AT THE MEETING.

                                     [LOGO]

                                         , INCORPORATED
                                350 FIFTH AVENUE
                              NEW YORK, N.Y. 10118
                            ------------------------

                                PROXY STATEMENT

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Garan, Incorporated ("Company") of Proxies to be voted at the Annual Meeting of Shareholders of the Company to be held on March 8, 1996. The Company's Annual Report for the year ended September 30, 1995, a Notice of Annual Meeting, and a Proxy accompany this Proxy Statement. The Proxy may be revoked by the person giving it at any time prior to its use by giving written notice of such revocation to Marvin S. Robinson, Secretary, Garan, Incorporated, 350 Fifth Avenue, New York, New York 10118.

    Only holders of Common Stock of record at the close of business on January 18, 1996, are entitled to vote at the meeting. On that date there were 5,069,892 outstanding shares of Common Stock, each share having one vote. Action may be taken at the meeting by vote of the holders of a majority of the shares represented at the meeting in person or by proxy.

    The Company's executive offices are located at 350 Fifth Avenue, New York, New York 10118.

    The Company's Annual Report, this Proxy Statement, and the Notice of  Annual
Meeting   and  Proxy  accompanying  this  Proxy  Statement  will  be  mailed  to shareholders on January 29, 1996.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of nine directors divided into three classes of three directors each. Three directors are to be elected at the meeting for a term of three years each. It is intended that votes will be cast pursuant to the Proxies hereby solicited for the nominees named on the next page, each of whom is presently a director of the Company, unless authority to vote for the election of one or more directors shall have been withheld by a shareholder. If at the time of the election any of the nominees should be unavailable for election, a circumstance which is not anticipated by the Board of Directors, it is intended that the Proxies will be voted for such substitute nominee or nominees as may be selected by the Nominating Committee of the Board of Directors.

    Pursuant to the Company's By-laws, the Board of Directors has nominated the following persons selected by the Nominating Committee to be elected at the Annual Meeting as directors of the Company:

                                                                                          SERVED AS    SERVED AS
                                                                   TERM TO                DIRECTOR      OFFICER
             NAME                     PRINCIPAL OCCUPATION        EXPIRE IN      AGE        SINCE        SINCE
------------------------------  --------------------------------  ----------     ---     -----------  -----------

Richard A. Lichtenstein.......  President, Marathon                  1999            42        1989
                                  Communications Incorporated

Seymour Lichtenstein..........  Chairman of the Board (Chief         1999            69        1948         1948
                                  Executive Officer) of the
                                  Company

Marvin S. Robinson............  Vice President--General              1999            62        1983         1980
                                  Counsel and Secretary of the
                                  Company; Attorney

    Seymour Lichtenstein and Marvin S. Robinson have occupied positions with the Company for more than the past five years. Mr. Robinson also has been a practicing attorney for more than the past five years as a member of the law firm, Tannenbaum Dubin & Robinson, LLP, which has been counsel to the Company for more than the last five fiscal years. The Company intends to continue such firm as counsel for the current fiscal year. Richard A. Lichtenstein, the son of Seymour Lichtenstein, has been the President and sole shareholder of Marathon Communications Incorporated, a political consulting firm, for more than the past five years.

    Each of the directors named below will continue in office after the Annual Meeting until his term expires in the year indicated:

                                                                                               SERVED AS    SERVED AS
                                                                          TERM                 DIRECTOR      OFFICER
             NAME                       PRINCIPAL OCCUPATION           EXPIRES IN     AGE        SINCE        SINCE
------------------------------  -------------------------------------  ----------     ---     -----------  -----------

Stephen J. Donohue............  Regional Manager/Executive Vice           1997            51        1993
                                  President, Capital Factors, Inc.

Rodney Faver..................  Employee (Vice President--                1998            57        1986
                                  Manufacturing) of the
                                  Company

Jerald Kamiel.................  President (Chief Operating Officer)       1997            52        1979         1979
                                  of the Company

Frank Martucci................  President, Millcross Fund Management,     1998            48        1993
                                  Inc.

Perry Mullen..................  Retired                                   1998            73        1961

William J. Wilson.............  Vice President--Finance and               1997            55        1982         1982
                                  Administration of the Company

    Rodney Faver, Jerald Kamiel, and William J. Wilson have occupied positions with the Company for more than the past five years. Stephen J. Donohue has been the Regional Manager/Executive Vice President of Capital Factors, Inc. for more than the past five years. Frank Martucci has been the President of Millcross Fund Management, Inc., a private investment company, since 1993, and he was a private investor from 1990-1993. Perry Mullen retired as an active employee (Vice President--Manufacturing) of the Company on December 31, 1989, and he was a Consultant to the Company from 1990 through 1995. He was an officer of the Company from 1961 to 1989.

    The executive officers of the Company include Messrs. Kamiel, S. Lichtenstein, Robinson, and Wilson and Alexander J. Sistarenik, who has been the Company's Treasurer since 1990. Mr. Sistarenik is 49 years old and has occupied a position with the Company for more than the past five years.

    It is anticipated that all executive officers will be re-elected after the 1996 Annual Meeting of Shareholders.

    During the year ended September 30, 1995, the Board of Directors met four times.

    On November 7, 1994, the Board re-appointed an Audit Committee and a Compensation Committee each consisting of Stephen J. Donohue, Frank Martucci, and Marvin S. Robinson. Among other matters, the Audit Committee reviews the internally-prepared quarterly and annual financial statements, meets with the Company's independent certified public accountants, and recommends a firm of independent certified public accountants to the Company. Among other matters, the Compensation

Committee deals with compensation of the principal officers of the Company and also selects individuals to participate in the Company's stock option plan. See "Compensation Committee Report on Executive Compensation" below. The Audit Committee and the Compensation Committee each met informally at various times through and after the end of the 1995 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Marvin S. Robinson, the Vice President--General Counsel and Secretary of the Company and a member of Tannenbaum Dubin & Robinson, LLP, the law firm which is counsel to the Company, was a member of the Compensation Committee during fiscal 1995.

NOMINATING COMMITTEE

    On November 6, 1995, the Board appointed a Nominating Committee consisting of Jerald Kamiel and William J. Wilson to select the management nominees for directors. The Nominating Committee met one time. Nominations for directors also may be made by the Company's shareholders in compliance with certain procedures set forth in the Company's By-laws. These procedures include written notice to the Secretary of the Company not less than 45 days prior to the date of the Annual Meeting, provided, that if less than 45 days' notice or prior public disclosure of the date of the Annual Meeting is given or made, notice by the shareholder must be delivered not later than the close of business on the 10th day following the earlier of (i) the day on which notice of the date of the Annual Meeting was mailed or (ii) the day on which such public disclosure was made. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election as a director (1) the name, age, business address, and residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of the Company's Common Stock which are beneficially owned by such person on the date of such shareholder notice, and (4) any other information relating to such person that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and (b) as to the shareholder giving the notice (1) the name and address, as they appear on the Company's books, of such shareholder and any other shareholders known by such shareholder to be supporting such nominees and (2) the class and number of shares of the Company's Common Stock which are beneficially owned by such shareholder on the date of such shareholder notice and by any other shareholders known by such shareholder to be supporting such nominees on the date of such shareholder notice.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information as of January 18, 1996, concerning the Common Stock of the Company beneficially owned by each nominee for director, each director continuing in office, and all officers and directors as a group:

                                                     AMOUNT AND NATURE
                                                       OF BENEFICIAL
               NAME OF BENEFICIAL OWNER                OWNERSHIP (1)          PERCENT
                                                    -------------------       --------

Stephen J. Donohue................................                --           --

Rodney Faver......................................            24,722            (2)

Jerald Kamiel.....................................            75,400           1.5

Richard A. Lichtenstein...........................            30,266(3)         (2)

Seymour Lichtenstein..............................           623,068(4)       12.3

Frank Martucci....................................                --           --

Perry Mullen......................................             6,446            (2)

Marvin S. Robinson................................             3,456            (2)

William J. Wilson.................................            25,560            (2)

All officers and directors as a group (ten
 persons).........................................           791,198          15.6

------------------------
(1) Unless otherwise indicated, all shares are owned of record and beneficially.

(2) Less than 1%.

(3) Does not include 2,296 shares owned by Richard A. Lichtenstein's wife and 860 shares held by Mr. Lichtenstein in custody for his daughter.

(4) Does not include 19,200 shares owned by The Lichtenstein Foundation, Inc., a charitable foundation of which Seymour Lichtenstein is president and a director, and 4,012 shares owned by Mr. Lichtenstein's wife.

    Except for Seymour Lichtenstein, whose mailing address is 350 Fifth Avenue, New York, New York 10118, as of January 18, 1996, the Company knows of no other beneficial owner of more than 5% of its outstanding shares, except as follows
(1):

                                            AMOUNT AND NATURE
                                              OF BENEFICIAL
  NAME AND ADDRESS OF BENEFICIAL OWNER          OWNERSHIP        PERCENT
-----------------------------------------  -------------------  ----------
Charles M. Royce                                 643,840(2)           12.7
c/o Quest Advisory Corp.
1414 Avenue of the Americas
New York, New York 10019

Noah P. Dorsky (3)                               460,512(4)            9.1
379 West Broadway
New York, New York 10012

David A. Dorsky                                  408,752(4)            8.1
379 West Broadway
New York, New York 10012

Lazard Freres & Co.                              302,000(5)            6.0
One Rockefeller Plaza
New York, New York 10020

Putnam Investment Management                     301,200(6)            5.9
1 Post Office Square
Boston, Massachusetts 02109

Karen A. Dorsky                                  287,670(4)            5.7
379 West Broadway
New York, New York 10012

------------------------
(1) The information in the table excludes Cede & Company, holder of record on January 18, 1996, in its capacity as nominee for the Depository Trust Company, of 3,522,257 shares, which constitute 69.5% of the outstanding Common Stock of the Company.

(2) As described in a Schedule 13G dated January 9, 1995, and a Form 3 dated January 9, 1995, both filed with the Securities and Exchange Commission, and supplemented by other information available to the Company, (a) Charles M. Royce is (i) the managing general partner of Quest Management Company, a Connecticut general partnership which owns 18,700 shares of Company stock, and (ii) the principal shareholder of Quest Advisory Corp., a New York corporation which owns 625,140 shares of Company stock, and (b) Mr. Royce has disclaimed beneficial ownership of the shares held by those entities.

(3) Noah P. Dorsky failed to file a Form 4 with respect to the month of May, 1995, to report sales of Company stock during that month, and failed to file a required Form 5 with respect to the 1995 fiscal year in a timely fashion. A Form 5 reporting his transactions in Company stock during fiscal 1995 was filed by Mr. Dorsky on December 21, 1995.

(4) David A.  Dorsky and  Noah  P. Dorsky  own  beneficially 36,530  and  88,290 shares, respectively, as to which each has sole dispositive power. As Trustees of certain trusts they share dispositive power over an additional 84,552 shares, and with Karen A. Dorsky as Trustees of certain other trusts and as Executors of the Estate of Samuel Dorsky, they share dispositive power over an additional 287,670 shares. Accordingly, their combined ownership and dispositive power represents 9.8% of the outstanding Company stock.

(5) As  described in  a Schedule  13G dated  February 12,  1993, filed  with the
    Securities and Exchange Commission and supplemented by additional information available to the Company, Lazard Freres & Co. is an investment adviser, and the securities relating to such filing may be owned by advisory clients of Lazard Freres & Co.

(6) The Company has no information regarding the nature of the ownership of these shares.

    Seymour Lichtenstein may be deemed to be a "control person" of the Company as that term is defined by the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

              NAME AND                       ANNUAL COMPENSATION             ALL OTHER
         PRINCIPAL POSITION             YEAR     BASE SALARY    BONUS     COMPENSATION (1)
------------------------------------  ---------  -----------  ----------  ----------------
Seymour Lichtenstein................       1995   $ 500,000   $  260,000     $   45,000
Chairman                                   1994     500,000      390,000         45,000
                                           1993     500,000      490,000         36,000
Jerald Kamiel.......................       1995     325,000      240,000         16,930
President                                  1994     325,000      240,000         16,930
                                           1993     325,000      300,000         16,930
William J. Wilson...................       1995     190,000      176,000         10,384
Vice President--                           1994     190,000      176,000         10,230
Finance and Administration                 1993     190,000      220,000         10,230
Alexander J. Sistarenik.............       1995     150,000       48,000
Treasurer                                  1994     150,000       48,000
                                           1993     145,000       60,000

------------------------
(1) All Other Compensation consists of the cost of life insurance paid or to be paid by the Company pursuant to Employment Agreements with the named executive officer which is payable to such executive officer's designated beneficiary.

    The foregoing table does not include an aggregate of $366,366, $303,074 and $301,865 in salary and fees paid in fiscal 1995, 1994, and 1993, respectively, to Marvin S. Robinson (Vice President--General Counsel and Secretary of the Company) and the law firm, Tannenbaum Dubin & Robinson, LLP, of which Mr. Robinson is a member. In addition, the table excludes compensation payable to the executive officers pursuant to the Company's Retirement Plans including the SERP and SBRP described below.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

    There were no grants of options under any of the Company's stock option or stock appreciation plans to any executive officer during the last fiscal year. No stock options were exercised by any executive officer in the last fiscal year, and no unexercised options were held by any executive officer at the end of the last fiscal year.

EXECUTIVE EMPLOYMENT AGREEMENTS

    Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson, all executive officer-directors of the Company, each entered into Employment Agreements with the Company in 1986 and Rodney Faver, an employee-director of the Company, entered into an Employment Agreement with the Company in 1988, which agreements were amended and restated as of December 4, 1992. The term of the Employment Agreement with Mr. Wilson expires on September 30, 1997. The term of Mr. Kamiel's Employment Agreement is extended each April 1 and October 1 for six months unless either party notifies the other of its or his intention to terminate the Employment Agreement at the end of the then existing term. As a result of  this  provision,  the  term  of  Mr.  Kamiel's  Employment  Agreement presently expires on September 30, 1998. The term of Mr. Lichtenstein's Employment Agreement expires on September 30, 1997. Mr. Lichtenstein's
Employment Agreement also provides for a five-year consulting term after the expiration of his full time employment for a consulting fee equal to 66 2/3% of his last annual compensation as a full time employee. The Employment Agreement with Mr. Faver was further amended as of October 1, 1995, and the term now expires on September 30, 1998. The Employment Agreements provide that each individual shall be compensated at a rate at least equal to his base salary for fiscal 1993, and provide for a death benefit equal to 150% of his base salary at the date of his death payable in 12 equal monthly installments. The Employment Agreements also require the Company to provide each of those individuals with specified life insurance benefits. In addition to delineating the duties and responsibilities of the individual, each Employment Agreement provides that if the Company terminates the individual's employment or, as to Mr. Lichtenstein, his consulting arrangement, other than for "cause" as defined in his Employment Agreement or, as to Messrs. Faver and Wilson, his employment term ends and is not renewed, the individual (a) shall be entitled to receive an amount equal to three times the individual's base salary at the time of termination payable in three equal installments over two years and (b) shall continue to receive certain fringe benefits for a period specified in his Employment Agreement. The Employment Agreements also provide that each individual has the right to terminate his employment within six months of a "change in control" of the Company as such term is defined in his Employment Agreement. If the individual leaves the employ of the Company following a "change in control", he shall be entitled to receive a lump sum payment equal to 2.99 times his average annual taxable income from the Company over the previous five years and also to continue to receive certain fringe benefits. Pursuant to the Employment Agreements, if an individual's employment is terminated by the Company, the Company has the option to invoke certain covenants of non-competition.

COMPENSATION PURSUANT TO RETIREMENT PLANS

    Effective September 28, 1981, the Company adopted three defined benefit pension plans for its employees which provide upon retirement (a) in the case of certain employees, benefits related to an employee's compensation and years of service to the Company, and (b) in the case of hourly employees, benefits related to years of service to the Company. Seymour Lichtenstein, Marvin S. Robinson, and William J. Wilson are the Trustees of each pension plan. The maximum pension benefit payable to an employee on the Company's management payroll including the executive officers based on 30 years of covered service will equal 45% of the average of his or her 60 highest consecutive months' compensation during the 120 months before the earlier of his or her retiring or attaining age 65 less an amount equal to 60% of his or her primary Social Security benefit.

    Contributions under the Company's pension plan are computed on an actuarial basis. Although the executive officers are participants in a Company pension plan, the amount of contribution or accrual in respect of a specified person cannot readily be separately calculated by the actuaries for the plans.

    The maximum annual benefits payable pursuant to the Company's pension plans for employees retiring on and after October 1, 1987, are limited by the Tax Reform Act of 1986 to $90,000 subject to increase as provided in that Act and limitations for retirements prior to the Social Security retirement age. (For 1995, the maximum amount was $120,000.) Additional limits imposed by the Revenue Reconciliation Act of 1993 ("RRA 93") affect the benefits payable pursuant to the Company's pension plans after September 30, 1994. The Company adopted, effective April 1, 1989, a Supplemental Executive Retirement Plan ("SERP") for certain executive employees which restores pension benefits limited by the legislation referred to in the two previous sentences and any future legislation. The present participants are Messrs. Faver, Kamiel, Wilson, and S. Lichtenstein. The Company has elected to purchase annuity contracts to fund its presently determinable obligations to participants in the SERP and to reimburse the participants for the current tax recognition resulting from such purchases. As a result, the restored pension benefit has been calculated on an after-tax basis. As a result of RRA 93, the Company has adopted, effective January 1, 1995, a Supplemental Benefit Retirement Plan ("SBRP") for all Company employees, excluding SERP participants, whose benefits are impacted by such legislation. The SBRP benefits are funded without current tax recognition to the participants, who include Messrs. Robinson and Sistarenik.

    The following table is illustrative of the amount of annual retirement benefits based upon compensation payable pursuant to the Company's pension plan on retirement of an employee at age 65:

      HIGHEST FIVE-YEAR                ANNUAL BENEFIT FOR YEARS OF CREDITED SERVICE
AVERAGE ANNUAL COMPENSATION           PRIOR TO REDUCTION FOR SOCIAL SECURITY BENEFIT
                                     ------------------------------------------------
                                         15          20          25           30
                                     ----------  ----------  -----------  -----------
$100,000...........................  $  22,500   $  30,000   $   37,500   $   45,000
 200,000...........................     45,000      60,000       75,000       90,000
 300,000...........................     67,500      90,000      112,500      135,000*
 400,000...........................     90,000     120,000      150,000*     180,000*
 500,000...........................    112,500*    150,000*     187,500*     225,000*
 600,000...........................    135,000*    180,000*     225,000*     270,000*

    * Pursuant to the Tax Reform Act of 1986, the maximum annual benefit payable pursuant to the Company's pension plan for salaried employees retiring on and after October 1, 1987, is $90,000 subject to increase as provided in that Act. (For 1995, the maximum amount was $120,000.) In addition, that Act provides (a) that the maximum annual benefit may be increased by benefits accrued prior to October 1, 1987, and
      (b) limitations for retirements prior to the Social Security retirement age. The Company's SERP provides a benefit for certain executive employees equal to the annual retirement benefit described in the first paragraph of this section which is in all cases offset by 60% of a participant's primary Social Security benefit and by the maximum benefit payable under the applicable pension plan. The Company's SBRP provides a benefit for other employees restoring benefits impacted by RRA 93.

      The current years of credited service of the individuals set forth in the table on page 7 are: Jerald Kamiel, 27; Seymour Lichtenstein, 30; Alexander J. Sistarenik, 23; and William J. Wilson, 23. In addition, Marvin S. Robinson has 14 years of credited service. The maximum credited service which may be accrued is 30 years.

STOCK OPTION AND STOCK APPRECIATION PLANS

    At the 1989 Annual Meeting of Shareholders, the Company's shareholders approved the Garan, Incorporated 1989 Stock Option Plan ("1989 Plan") for key employees of the Company and its subsidiaries. Members of the Board of Directors who are also employees of the Company or any of its subsidiaries are eligible for option grants. The 1989 Plan is administered by the Compensation Committee of the Board of Directors which determines, in its discretion, which key employees will be granted options, the number of shares subject to an option, the date after which an option may be exercised, whether or not an option is an "incentive stock option" within the meaning of Section 422A of the Internal Revenue Code of 1986, as amended, and other terms and conditions of the options. The total number of shares of Company Common Stock authorized for grant under the 1989 Plan is 200,000 (after adjustment for the two-for-one stock split in December, 1992). No options were granted during the fiscal year ended September 30, 1995.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors reports to the Board of Directors with respect to compensation of executive officers as follows:

    The principal policy of the Compensation Committee in making compensation recommendations is to relate the financial interests of the executive officers of Garan, Incorporated ("Company"), including the Company's principal officers, Jerald Kamiel, Seymour Lichtenstein (the Company's Chief Executive Officer), and William J. Wilson, to the operating results of the Company and shareholder value which are considered to reflect performance by the executive officers. In evaluating operating results we have taken into account various market conditions impacting on the Company, and in assessing shareholder value we have taken into account dividends, book value, and market value.

    The Compensation Committee has continued the Company's policy of maintaining annual base compensation somewhat below competitive levels to permit reliance on bonuses to reflect executive officer performance, although the Compensation Committee uses total compensation on a year-to-year basis for comparison with the Company's operating results and shareholder value in the same years. Based upon the foregoing, the maintenance of Mr. Kamiel's and Mr. Wilson's compensation in 1995 at 1994 levels reflects on a year-to-year basis the level of performance underlying the operating results achieved despite the continued negative impact of market conditions, the continued quarterly and extra cash dividends, the stability of the market price of the Company's stock, and the continued increase in book value during 1995. Mr. Lichtenstein's compensation, at his request, was reduced in 1995.

    The Compensation Committee recommends for the Company's principal officers bonuses and total compensation for fiscal 1995 and a continuation of their base compensation for fiscal 1996 as follows:

                                                1995      1995 TOTAL      1996 BASE
                                               BONUS     COMPENSATION   COMPENSATION
                                             ----------  -------------  -------------
Jerald Kamiel..............................  $  240,000   $   565,000    $   325,000
Seymour Lichtenstein.......................     260,000       760,000        500,000
William J. Wilson..........................     176,000       366,000        190,000

November 6, 1995

                                                  /s/ STEPHEN J. DONOHUE
                                          --------------------------------------
                                                    Stephen J. Donohue

                                                    /s/ FRANK MARTUCCI
                                          --------------------------------------
                                                      Frank Martucci

                                                  /s/ MARVIN S. ROBINSON
                                          --------------------------------------
                                                    Marvin S. Robinson

COMPENSATION OF DIRECTORS

    Stephen J. Donohue, Richard A. Lichtenstein, Frank Martucci, and Perry Mullen each receives annual compensation of $12,500 plus reimbursement of related travel expenses for his services as a director. Marvin S. Robinson is paid for his services as a director at his usual billing rates for legal services. The directors who are full time employees of the Company (Rodney Faver, Jerald Kamiel, Seymour Lichtenstein, and William J. Wilson) do not receive separate compensation for their services as directors. Mr. Mullen was a consultant to the Company through December 31, 1995, and he did not receive separate compensation for his services as a director while he was a consultant.

                               SHAREHOLDER RETURN

    Set forth below is a line graph comparing the cumulative total return on the Company's Common Stock against the cumulative total return of the Dow Jones Equity Market Index and the Dow Jones Apparel Index for the period commencing October 1, 1990 and ending September 30, 1995.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG
       GARAN, INCORPORATED COMMON STOCK, THE DOW JONES APPAREL INDEX, AND
                       THE DOW JONES EQUITY MARKET INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            GARAN, INCORPORATED COMMON STOCK   DOW JONES APPAREL INDEX   DOW JONES EQUITY MARKET INDEX
9/30/90                                   100                       100                             100
9/30/91                              160.9023                   95.3321                         87.6373
9/30/92                              374.2372                  150.2386                        117.3836
9/30/93                              360.1023                  110.9341                        107.9343
9/30/94                              187.2093                  209.4527                        139.8781
9/30/95                              212.6465                   237.756                        155.7601

                            RATIFICATION OF AUDITORS

    The  Board  of  Directors,  acting  upon  the  recommendation  of  its Audit
Committee, has again selected, subject to the ratification of shareholders, Robbins, Greene, Horowitz, Lester & Co., LLP to be the Company's independent certified public accountants for the fiscal year ending September 30, 1996. Robbins, Greene, Horowitz, Lester & Co., LLP has audited the Company's consolidated financial statements for many years, and the Board of Directors considers that firm well qualified. It is intended that votes pursuant to the Proxies hereby solicited will be cast to ratify the selection of Robbins, Greene,

Horowitz, Lester & Co., LLP as the Company's independent certified public accountants for the fiscal year ending September 30, 1996, unless a Proxy directs otherwise. No member of the firm of Robbins, Greene, Horowitz, Lester & Co., LLP will be present and, accordingly, available to answer questions at the Company's Annual Meeting to be held on March 8, 1996.

                                 OTHER MATTERS

    The Board of Directors does not know of any business to be presented at the Annual Meeting other than that which is specifically referred to in the Proxy and this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the Proxy holders to vote in accordance with their best judgment.

                             SHAREHOLDER PROPOSALS

    Shareholder proposals intended to be presented at the 1997 Annual Meeting must be received by the Company at its executive offices, 350 Fifth Avenue, New York, New York 10118, for inclusion in the Proxy Statement and form of Proxy relating to that meeting by September 28, 1996. See "Nominating Committee" for a discussion of provisions for shareholder nominations to the Board of Directors.

                       EXPENSE OF SOLICITATION OF PROXIES

    The cost of this solicitation of Proxies will be borne by the Company. The Proxies will be solicited principally through the use of the mails, but officers and regular employees of the Company may solicit Proxies personally or by telephone. The Company has engaged D.F. King & Co., Inc. which will provide, among other services, assistance in the solicitation of proxies for a fee of approximately $13,000. The Company reimburses banks, brokerage houses, and other custodians, nominees, and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

                      By Order of the Board of Directors,

                                                    MARVIN S. ROBINSON
                                                               SECRETARY
New York, New York
January 26, 1996

']

                                    [LOGO], INCORPORATED

            PROXY FOR ANNUAL MEETING OF SHAREHOLDERS--MARCH 8, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    KNOW ALL MEN BY THESE PRESENTS, that the undersigned constitutes and appoints SEYMOUR LICHTENSTEIN and MARVIN S. ROBINSON, or either of them, with power of substitution, as attorneys and proxies to appear and vote all the shares of stock standing in the name of the undersigned at the Annual Meeting of Shareholders of GARAN, INCORPORATED to be held at the Hyatt Regency Crystal City, 2799 Jefferson Davis Highway, Arlington, Virginia, on March 8, 1996, at 2:00 P.M., Eastern Standard Time, and at any and all adjournments thereof, and the undersigned hereby instructs said attorneys to vote:

   1. ELECTION OF DIRECTORS

      Nominees: Richard A. Lichtenstein, Seymour Lichtenstein, and Marvin S. Robinson for a term of three years each.

      / / VOTE FOR the election of all nominees for the terms indicated, except vote withheld from the following nominee, if any.

     ---------------------------------------------------------------------------

      / / VOTE WITHHELD from all nominees.

   2. RATIFICATION OF SELECTION OF AUDITORS for the fiscal year ending September 30, 1996:

                      / / FOR     / / AGAINST     / / ABSTAIN

   3. In their discretion, the Proxies are authorized to vote upon any other business which may properly come before the meeting.

                                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

    THIS PROXY WILL BE VOTED AS DIRECTED WITH RESPECT TO THE PROPOSALS REFERRED TO IN ITEMS 1 AND 2 ABOVE, BUT IN THE ABSENCE OF SUCH DIRECTION THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR REFERRED TO IN ITEM 1 AND FOR THE PROPOSAL REFERRED TO IN ITEM 2.

                                        The  undersigned  hereby acknowledges  receipt  of the
                                        Notice of  Annual Meeting  and Proxy  Statement  dated
                                        January 26, 1996.
Dated....................................... ,
 1996

                                        ..............................................  (L.S.)
                                                       SHAREHOLDER(S) SIGNATURE

                                        ..............................................  (L.S.)
                                                       SHAREHOLDER(S) SIGNATURE
                                        PLEASE  DATE AND SIGN EXACTLY  AS NAME APPEARS HEREON.
                                        WHEN SIGNING  AS  ATTORNEY,  EXECUTOR,  ADMINISTRATOR,
                                        TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.